													 EXHIBIT 99
					     SOUTHWEST GAS CORPORATION
					    SUMMARY STATEMENTS OF INCOME
				      (In thousands, except per share amounts)
						    (Unaudited)

								 SIX MONTHS ENDED            TWELVE MONTHS ENDED
								     JUNE 30,                      JUNE 30,
							    -------------------------     -------------------------
							       1995           1994           1995           1994
							    ----------     ----------     ----------     ----------
GAS OPERATIONS SEGMENT:
Operating revenues                                          $  325,710     $  315,634     $  609,345     $  571,170
Net cost of gas purchased                                      153,666        145,435        258,154        231,288
							    ----------     ----------     ----------     ----------
Operating margin                                               172,044        170,199        351,191        339,882
Operations and maintenance expenses                             93,722         86,068        185,839        172,061
Depreciation, amortization, and general taxes                   44,366         40,936         85,999         80,694
							    ----------     ----------     ----------     ----------
Operating income                                                33,956         43,195         79,353         87,127
Net interest deductions                                         26,361         23,478         52,348         45,108
							    ----------     ----------     ----------     ----------
Pre-tax utility income                                           7,595         19,717         27,005         42,019
Utility income tax expense                                       2,905          7,925          9,805         15,099
							    ----------     ----------     ----------     ----------
Net utility income                                               4,690         11,792         17,200         26,920
Other income (expense), net                                       (192)          (510)          (176)          (210)
Arizona pipe replacement disallowance, net                         ---           (283)           ---         (9,547)
							    ----------     ----------     ----------     ----------
Contribution to net income - gas operations segment              4,498         10,999         17,024         17,163
							    ----------     ----------     ----------     ----------

FINANCIAL SERVICES SEGMENT:
Net interest income after loan loss provision                   25,837         25,211         52,040         50,724
Net income (loss) from real estate operations                     (317)           110         (1,039)          (431)
Other income, net                                                5,618          6,230         10,019         19,721
General and administrative expenses                             24,257         23,692         47,934         49,744
							    ----------     ----------     ----------     ----------
Pre-tax income                                                   6,881          7,859         13,086         20,270
Income tax expense                                               3,101          3,494          5,998          8,246
							    ----------     ----------     ----------     ----------
Net income before carrying cost allocation                       3,780          4,365          7,088         12,024
Acquisition carrying costs, net of tax - NOTE 5                 (2,974)        (2,435)        (5,435)        (4,907)
							    ----------     ----------     ----------     ----------
Contribution to net income - financial services segment            806          1,930          1,653          7,117
							    ----------     ----------     ----------     ----------
Net income                                                       5,304         12,929         18,677         24,280
Preferred & preference dividends                                   190            277            423            608
							    ----------     ----------     ----------     ----------
Net income applicable to common stock                       $    5,114     $   12,652     $   18,254     $   23,672
							    ==========     ==========     ==========     ==========
Earnings per share                                          $     0.23     $     0.60     $     0.84     $     1.13
							    ==========     ==========     ==========     ==========
Earnings per share excluding disallowances                         ---     $     0.61            ---     $     1.58
							    ==========     ==========     ==========     ==========
Average outstanding common shares                               22,110         21,026         21,615         20,933
							    ==========     ==========     ==========     ==========

				    See Notes to Summary Financial Statements.


				    SOUTHWEST GAS CORPORATION
					  BALANCE SHEET
					AT JUNE 30, 1995
					 (In thousands)
					   (Unaudited)
ASSETS
UTILITY PLANT
  Gas plant, net of accumulated depreciation                                 $  1,055,866
  Construction work in progress                                                    21,629
									     ------------
    Net utility plant                                                           1,077,495
									     ------------
OTHER PROPERTY AND INVESTMENTS
  PriMerit Bank - NOTE 2                                                          179,385
  Other                                                                            34,951
									     ------------
    Total other property and investments                                          214,336
									     ------------
CURRENT AND ACCRUED ASSETS
  Cash, working funds and temporary cash investments                                7,760
  Receivables - less reserve of $1,236 for uncollectibles                          25,873
  Accrued utility revenue                                                          18,624
  Other                                                                            37,718
									     ------------
    Total current and accrued assets                                               89,975
									     ------------
DEFERRED DEBITS
  Unamortized debt expense                                                         13,849
  Other deferred debits                                                            39,323
									     ------------
    Total deferred debits                                                          53,172
									     ------------
    TOTAL ASSETS                                                             $  1,434,978
									     ============
CAPITALIZATION, LIABILITIES AND DEFERRED CREDITS
CAPITALIZATION
  Common stockholders' equity
    Common stock equity, $1 par, 23,899 shares outstanding                   $    331,808
    Retained earnings                                                              47,757
									     ------------
      Total common stockholders' equity - NOTE 6                                  379,565         34.9%
  Preferred stock equity - NOTE 3                                                   4,000          0.4
  Long term debt - NOTE 4                                                         704,223         64.7
									     ------------   ----------
      Total capitalization                                                      1,087,788        100.0%
									     ------------   ==========
CURRENT AND ACCRUED LIABILITIES
  Notes payable                                                                    16,000
  Accounts payable                                                                 23,862
  Customer deposits                                                                21,840
  Taxes accrued (including income taxes)                                           47,899
  Deferred purchased gas costs                                                     30,144
  Other                                                                            48,719
									     ------------
      Total current and accrued liabilities                                       188,464
									     ------------
DEFERRED CREDITS
  Deferred investment tax credits                                                  20,307
  Deferred income taxes                                                           111,776
  Other                                                                            26,643
									     ------------
    Total deferred credits                                                        158,726
									     ------------
    TOTAL CAPITALIZATION, LIABILITIES AND DEFERRED CREDITS                   $  1,434,978
									     ============


			    See Notes to Summary Financial Statements.


			   SOUTHWEST GAS CORPORATION
			    STATEMENT OF CASH FLOWS
			SIX MONTHS ENDED JUNE 30, 1995
				(In thousands)
				  (Unaudited)

CASH FLOWS FROM OPERATIONS:
  Net income                                                    $        5,304
  Adjustments to reconcile net income to net
    cash provided by operating activity:
      Depreciation and amortization                                     30,878
      Change in receivables and payables                                33,870
      Change in accrued taxes                                          (16,911)
      Undistributed earnings from subsidiaries                          (3,696)
      Change in gas cost related balancing items                        50,832
      Allowance for funds used during construction                        (692)
      Change in deferred taxes                                           1,707
      Other                                                              6,364
								--------------
       Net cash provided from operating activities                     107,656
								--------------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Change in notes payable                                              (76,000)
  Dividends paid                                                        (9,436)
  Net change in long-term debt                                          20,653
  Proceeds from stock issuance                                          35,680
  Other                                                                   (538)
								--------------

       Net cash used in financing activities                           (29,641)
								--------------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Construction expenditures                                            (74,029)
  Other                                                                 (2,095)
								--------------

       Net cash used in investing activities                           (76,124)
								--------------

Change in cash and temporary cash investments                            1,891
Cash at beginning of period                                              5,869
								--------------

Cash at end of period                                           $        7,760
								==============

SUPPLEMENTAL INFORMATION:
Interest paid, net of amount capitalized                        $       31,019
Income taxes, net of refunds                                    $       17,419

		  See Notes to Summary Financial Statements.


			   SOUTHWEST GAS CORPORATION
		     NOTES TO SUMMARY FINANCIAL STATEMENTS
		       (In thousands, except par values)
				  (Unaudited)

NOTE 1 - BASIS OF PRESENTATION:

	The financial statements have been prepared by Southwest Gas Corporation (the Company) using the equity method of accounting for PriMerit Bank (PriMerit). Segmented information is presented within the income statement. The Financial Services segment includes the net income of PriMerit and its subsidiaries on a stand-alone basis, reduced by allocated carrying costs associated with the Company's investment in PriMerit (principally interest) net of taxes. This presentation is not in accordance with generally accepted accounting principles (GAAP), and certain information and footnote disclosures normally included in financial statements prepared in accordance with GAAP have been omitted. The financial statement presentation in this report produces the same net income as the consolidated financial statements and, in management's opinion, is a fair representation of the operations and contributions to net income of the Company's two segments.

NOTE 2 - INVESTMENT IN PRIMERIT BANK:

	The capital structure supports both the investment in PriMerit and the investment in the gas segment. Financing costs allocable to PriMerit are determined based on the investment in PriMerit under the equity method.

NOTE 3 - PREFERRED STOCK:

	Cumulative preferred stock, $100 par value, 9.5% series, 40 shares outstanding         $    4,000
											       ==========

	CURRENT REDEMPTION REQUIREMENTS                                                        $      800
											       ==========

NOTE 4  - LONG-TERM DEBT:
	Commercial paper facility                                                              $  200,000
	Debentures:
	    Debentures, 9% series A, due 2011                                                      26,900
	    Debentures, 9% series B, due 2011                                                      31,213
	    Debentures, 8.75% series C, due 2011                                                   18,373
	    Debentures, 9.375% series D, due 2017                                                 120,000
	    Debentures, 10% series E, due 2013                                                     23,069
	    Debentures, 9.75% series F, due 2002                                                  100,000
	Industrial revenue bonds - net of funds held in trust                                     194,950
	Unamortized discount on long-term debt                                                    (10,282)
											       ----------

	TOTAL LONG-TERM DEBT                                                                   $  704,223
											       ==========

	CURRENT MATURITIES                                                                     $    5,000
											       ==========

NOTE 5 - ACQUISITION CARRYING COSTS, NET:

						    SIX MONTHS ENDED              TWELVE MONTHS ENDED
							JUNE 30,                       JUNE 30,
					       --------------------------      --------------------------
						  1995            1994            1995            1994
					       ----------      ----------      ----------      ----------
	Interest expense                       $   (4,818)     $   (3,937)     $   (8,755)     $   (7,873)
	Other intercompany expenses                  (139)           (122)           (303)           (305)
	Income taxes                                1,983           1,624           3,623           3,271
					       ----------      ----------      ----------      ----------
	ACQUISITION CARRYING COSTS, NET        $   (2,974)     $   (2,435)     $   (5,435)     $   (4,907)
					       ==========      ==========      ==========      ==========

NOTE 6 - COMMON STOCKHOLDERS' EQUITY:
	For purposes of this report, common stockholders' equity excludes PriMerit's unrealized gain on debt securities available for sale since PriMerit is presented on the equity method of accounting.

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						     SOUTHWEST GAS CORPORATION
						     SELECTED STATISTICAL DATA
							   JUNE 30, 1995

FINANCIAL STATISTICS
Book value per share at quarter end - NOTE 6                       $ 15.88
Market value to book value per share at quarter end                     90%
Twelve months to date return on equity  -- total company               5.2%
					-- gas segment                 5.9%
Common stock dividend yield at quarter end                             5.8%

GAS OPERATIONS SEGMENT
												    Authorized
							      Authorized         Authorized         Return on
							      Rate Base           Rate of             Common
Rate Jurisdiction                                           (In thousands)         Return             Equity
- -----------------------                                     --------------     --------------     --------------
Central Arizona                                             $      267,348               9.13%             10.75%
Southern Arizona                                                   157,620               9.12              11.00
Southern Nevada                                                    184,673               8.89              11.55
Northern Nevada                                                     47,695               9.16              11.55
Southern California                                                 69,486               9.94              11.35
Northern California                                                  8,357              10.02              11.35
Paiute Pipeline Company                                             61,057              10.09              12.50

SYSTEM THROUGHPUT BY CUSTOMER CLASS                                  SIX MONTHS ENDED                    TWELVE MONTHS ENDED
									 JUNE 30,                              JUNE 30,
							    ---------------------------------     ---------------------------------
		   (In dekatherms)                               1995               1994               1995               1994
- -----------------------------------------------------------------------------------------------------------------------------------
Residential                                                     28,889,283         29,019,180         45,836,876         44,548,144
Small commercial                                                13,919,969         13,752,100         23,740,156         22,844,113
Large commercial                                                 4,570,048          5,671,288          9,204,993         10,954,100
Industrial / Other                                               4,092,423          3,834,650          8,599,301          7,879,319
Transportation                                                  46,964,610         39,815,200         98,628,474         77,971,811
- -----------------------------------------------------------------------------------------------------------------------------------
Total system throughput                                         98,436,333         92,092,418        186,009,800        164,197,487
===================================================================================================================================

HEATING DEGREE DAY COMPARISON
- -----------------------------------------------------------------------------------------------------------------------------------
Actual                                                               1,538              1,560              2,418              2,361
Ten year average                                                     1,598              1,636              2,350              2,392
===================================================================================================================================

				       5